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News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Appoints Michael J. Fucci to Board of Directors

Respected Business Leader and Former Deloitte US Chair Brings Decades of Strategic and Operational Experience
FLORHAM PARK, N.J., Oct. 31, 2025 — Conduent Incorporated (Nasdaq: CNDT), a global technology-driven business solutions and services company, today announced the appointment of Michael J. Fucci to its Board of Directors, effective October 27.
Mr. Fucci brings more than 40 years of leadership experience, having most recently served as Deloitte US Chair from 2015-2019. In that role, he provided governance and strategic oversight on key priorities including enterprise strategy, leadership succession, risk management, talent development, and executive compensation driving both revenue growth and market share. He joined Deloitte’s board of directors in 2012 and currently serves on the board of directors of Acadia Healthcare and Flotek Industries, Inc.
Beginning his career with Deloitte’s predecessor firm in 1981, Mr. Fucci played a pivotal role in expanding the firm’s human capital business into an industry leader and later served as Chief Operating Officer. He retired from Deloitte in 2020.
“I’m pleased to welcome Mike to Conduent’s Board of Directors,” said Cliff Skelton, President and CEO of Conduent. “He is a highly respected global leader whose deep business acumen and strategic insight will be invaluable as we continue to execute our growth strategy and deliver value to our shareholders, clients and associates.”
“I’m excited to join Conduent’s Board at such a promising time for the company,” said Fucci. “The progress made over the past several years has laid a strong foundation for future growth. I look forward to working with Conduent’s Board and leadership team to help sustain and accelerate that momentum.”
Conduent Chairman Harsha V. Agadi stated: “Welcoming a director of Mike Fucci’s caliber and integrity is a significant gain for Conduent. His leadership perspective and deep experience in professional services will serve all of our stakeholders well.”

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About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions.

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Through a dedicated global team of approximately 56,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $85 billion in government payments annually, enabling 2.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 13 million tolling transactions every day. Learn more at www.conduent.com.

Forward-Looking Statements
This press release, any exhibits or attachments to this release, and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "expectations," "in front of us," "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue," "look forward”, and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release or any attachment to this press release are forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to those factors that are set forth in our 2024 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.

Media Contacts

Sean Collins
Conduent
sean.collins2@conduent.com
+1-310-497-9205

Josh Overholt
Conduent
ir@conduent.com

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